Exhibit 99.1

Allied Nevada Announces Positive Preliminary Economic Assessment for the Hasbrouck Project

Updated Inferred Mineral Resource of 1.2 Million Ounces of Gold and 29.3 Million Ounces of Silver

February 27, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to provide the positive results of a Preliminary Economic Assessment (“PEA”) prepared for its wholly owned Hasbrouck project, located near Tonopah, Nevada. The results of the PEA indicate that the proposed development of a heap leach operation to process both Hasbrouck and the nearby Three Hills mineral resources is expected to be economically robust with low execution risk.

The PEA was developed by Allied Nevada technical staff with contributions from a number of specialist consultants. All dollar amounts are in U.S. currency.

HIGHLIGHTS OF THE PRELIMINARY ECONOMIC ASSESSMENT

•	Inferred mineral resources of 1.2 million ounces of contained gold and 29.3 million ounces of contained silver (128.6 million tons grading 0.009 opt Au and 0.228 opt Ag)

•	Net Present Value (“NPV”) of $98.7 million, after tax and royalties, at a 6% discount rate

•	Internal rate of return (“IRR”) of 60%, after tax and royalties, and 18 month payback

•	Average annual production of 135,000 ounces of gold and 540,000 ounces of silver at an average annual adjusted cash cost[1] of $555 per ounce for a five year mine life

•	Initial capital cost of $78.1 million (life-of-mine cash cost of $90 million) for a conventional run-of-mine and crushed heap leach facility

•	Production plan assumes mining and processing the nearby Three Hills mineralization ahead of Hasbrouck mineralization

•	Potential to extend mine life as the Hasbrouck deposit remains open and the Company intends to explore other regional opportunities

Hasbrouck would be mined and processed as a conventional open pit, heap leach operation. Mining equipment that is currently being replaced at Hycroft by a larger fleet is planned to be overhauled and transitioned to Hasbrouck including the semi-mobile crushers.

“These positive results are encouraging as Allied Nevada focuses on its organic growth strategy with a goal of transitioning from a single asset producer to a mid-tier multi-mine Company,” commented Scott Caldwell, President and CEO of Allied Nevada. “With a positive PEA in place, we will move quickly to establish development plan for Hasbrouck and seek Board approval to move forward. We believe that Hasbrouck is in a prolific mining area with rich historic mining traits and will focus our efforts on improving the mine life of the project through exploration programs.”

[1]

Allied Nevada uses the non-GAAP financial measures “adjusted cash cost” and “average annual adjusted cash cost”in this document. Please see the section titled “Non-GAAP Measures” for further information regarding these measures.

The reported economic analysis was developed using metals selling prices of $1,000 for gold and $18 for silver. The financial model was sensitized to various metals prices and the results are shown below:

Metal Prices		NPV @ 0%	NPV @ 6%	After Tax IRR	Average Adjusted Cash Cost/oz1
Au	Ag	$ Million	$ Millions	%	$/ounce
$800	$14	$49.9	$29.1	28%	$550
$1,000	$18	$147.1	$98.7	60%	$555
$1,200	$21	$238.1	$164.8	104%	$560
$1,400	$25	$330.2	$230.3	138%	$565

1.	Adjusted cash costs assume revenue from silver sales as a byproduct credit.

The capital cost estimate assumes refurbishing costs for the smaller mobile equipment that will be transitioned from Hycroft to Hasbrouck, as well as engineered estimates, direct quotations, when available, and industry guidelines. Operating costs were developed using industry standard estimates and current labor and commodity pricing in effect at Hycroft at the time of the PEA. The PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the PEA will be realized.

Base line studies have begun at Hasbrouck to initialize the permitting program. It is anticipated that the mine could receive permits to begin construction in the second half of 2014. For the purposes of this study, it is assumed that permits to begin construction could be received in the second half of 2013 and, subject to completing a positive feasibility and a decision by the Board to begin production, operations could begin in 2015.

In compliance with regulatory requirements, the NI 43-101 compliant Technical Report on the updated inferred mineral resource and the results of the PEA will be filed on SEDAR (www.sedar.com) in March 2012 and will also be made available on the Company’s website at www.alliednevada.com.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “assume” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding the results and indications of the potential for confirming, upgrading and expanding gold and silver mineralized material at Hasbrouck; the receipt of permits to construct Hasbrouck; economic viability of the Hasbrouck project; resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s

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exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Inferred Mineral Resources

This press release uses the terms “inferred” “mineral resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The terms “contained gold ounces” and “contained silver ounces” used in this press release are not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.

Mr. Scott E. Wilson, AIPG Certified Professional Geologist #10965, is Allied Nevada’s Independent Qualified Person as defined under National Instrument 43-101. He has supervised the preparation of the technical information that forms the basis for the technical information contained in this news release, and has reviewed and approved the contents of this news release. Allied Nevada will file on www.sedar.com a National Instrument 43-101 compliant technical report within the time required by National Instrument 43-101 guidelines encompassing the mineral resource discussed herein, which will include further details with respect to the preliminary economic assessment, including risks and uncertainties associated therewith.

Non-GAAP Measures

Adjusted cash cost is a non-GAAP measure, calculated on a per ounce of gold sold basis, and includes all normal direct and indirect operating cash costs related directly to the physical activities of producing gold, including mining, processing, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of by-product revenue earned from silver sales. Adjusted cash cost provides management and investors with a measure to assess the Company’s performance against other precious metals companies and performance of the mining operations over multiple periods.

Non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For further information, see our audited financial statements filed with our annual report on Form 10-K.

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